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                                                                  EXHIBIT 23(a)


                           ACCOUNTANTS' CONSENT AND
                       REPORT ON CONSOLIDATED SCHEDULE


The Board of Directors
Tenet Healthcare Corporation:

     Under date of July 24, 1998, we reported on the consolidated balance sheets of Tenet Healthcare Corporation and subsidiaries as of May 31, 1998 and 1997, and the related consolidated statements of operations, comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended May 31, 1998, as contained in the 1998 annual report to shareholders. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K for fiscal year 1998. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule as listed in the index of exhibits to the Annual Report on Form 10-K for the fiscal year 1998. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth herein.

     We consent to the incorporation by reference of our report dated July 24, 1998, in the Company's Registration Statements on Form S-3 (Nos. 33-57801, 33-57057, 33-55285, 33-62591, 33-63451, 333-17907, 333-24955,
333-21867, 333-26621 and 333-41907), Registration Statements on Form S-4 (Nos. 33-57485 and 333-18185) and Registration Statements on Form S-8 (Nos. 2-87611, 33-11478, 33-35688, 33-50182, 33-57375, 333-00709, 333-01183,
333-38299 and 333-41903).


                                       /s/ KPMG Peat Marwick LLP


Los Angeles, California
August 26, 1998